NEWS RELEASE

Enbridge Reports Record Second Quarter EBITDA, Reaffirms 2025 Financial Guidance and Announces Investments To Serve Growing Industrial, Power and LNG Demand

CALGARY, AB, August 1, 2025 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX:ENB) (NYSE:ENB) today reported second quarter 2025 financial results, reaffirmed its 2025 financial guidance and provided a quarterly business update.

Highlights

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.)

•
Second quarter GAAP earnings attributable to common shareholders of $2.2 billion or $1.00 per common share, compared with GAAP earnings attributable to common shareholders of $1.8 billion or $0.86 per common share in 2024
•
Adjusted earnings* of $1.4 billion or $0.65 per common share*, compared with $1.2 billion or $0.58 per common share in 2024
•
Adjusted earnings before interest, income taxes and depreciation and amortization (EBITDA)* of $4.6 billion, an increase of 7%, compared with $4.3 billion in 2024
•
Cash provided by operating activities of $3.2 billion, compared with $2.8 billion in 2024
•
Distributable cash flow (DCF)* of $2.9 billion compared with the same amount in 2024
•
Reaffirmed 2025 full year financial guidance and multi-year financial outlook
•
Sanctioned the Clear Fork Solar project, a 600 MW, US$0.9 billion development supporting Meta's data center power needs under a long-term offtake agreement
•
Sanctioned a US$0.1 billion Line 31 expansion of Texas Eastern Transmission to serve growing industrial and power demand
•
Closed the acquisition of a 10% interest in the Matterhorn Express Pipeline (MXP)
•
Upsized the Traverse Pipeline from 1.75 to 2.5 Bcf/d, driven by strong market demand, providing bidirectional service between Katy and Agua Dulce in the U.S. Gulf Coast
•
Sanctioned a $0.3 billion, 40 Bcf expansion of the Aitken Creek gas storage facility, providing critical flexibility in the western Canadian LNG value chain
•
Closed the 12.5% equity investment in the Westcoast natural gas pipeline system by the Stonlasec8 Indigenous Alliance, a consortium of First Nations groups, for proceeds of $0.7 billion
•
Exited the quarter with Debt-to-EBITDA* of 4.7x, providing significant financial flexibility

CEO COMMENT

Greg Ebel, President and CEO commented the following:

“Our all-of-the-above approach to energy investment continues to surface value for shareholders. We are capitalizing on growing power demand and strong natural gas fundamentals. Today we sanctioned projects in GTM that will serve rising natural gas demand. This was on top of our recently announced 600 MW Clear Fork solar project in Texas that will support Meta's data center operations. Looking forward, our backlog is now over $30 billion across all four businesses, highlighting the advantage of Enbridge’s scale and diversification. We remain excited about our suite of opportunities in natural gas, liquids, and power infrastructure, and are well set up to win in multiple ways as we deliver energy to our customers across North America.

“High utilization across all our systems and low-risk commercial frameworks continue to drive predictable results despite geopolitical and macroeconomic volatility. We deliver steady, dependable returns and continue to grow through optimizing our existing assets, disciplined project selection and leveraging scale where others can't. This is what allows us to succeed in all market cycles and the second quarter was no different. Enbridge reported record Q2 EBITDA and we expect to finish the year in the upper end of that guidance range. In addition, we're well on track to meet the mid-point of our per share metrics in 2025 and achieve financial guidance for the 20th consecutive year.

"In Liquids, Mainline volumes averaged 3.0 mmbpd for the second quarter, with the system apportioned for six of eight months this year, including July and August. We concluded an oversubscribed Flanagan South Pipeline open season during the quarter bringing us another step closer to sanctioning Mainline Optimization Phase 1 later this year. We also launched the Southern Illinois Connector open season which will leverage Enbridge and its partner’s existing infrastructure, allowing customers expanded access to Nederland and providing additional end-market optionality. In the Permian, we completed the first 80 kbpd phase of the Gray Oak Pipeline expansion and expect to complete the remaining 40 kbpd by mid-2026. Overall, the Liquids earnings for the second quarter again underline the breadth and depth of the business that continually delivers for our customers and investors.

"In U.S. Gas Transmission, we sanctioned an expansion of Texas Eastern Transmission for up to 160 mmcf/d which will support rising industrial and power demand in Mississippi. Alongside our partners, we upsized the previously sanctioned Traverse Pipeline from 1.75 bcf/d to 2.5 bcf/d to accommodate strong customer demand. On the U.S. Gulf Coast, we continue to optimize existing assets through low-capital compression projects at highly attractive multiples on both the Southeast Supply Header Pipeline and Tres Palacios gas storage.

“In British Columbia, Aitken Creek is the only underground natural gas storage facility in in the province, and we’re proceeding with a 40 bcf expansion which will provide enhanced flexibility for our LNG related customers. In addition, we completed our 12.5% equity interest investment transaction with Stonlasec8 Indigenous Alliance on the Westcoast System in British Columbia, delivering sustained economic benefit to Indigenous communities and continuing our track record of recycling capital at attractive valuations.

"In Gas Distribution, we reached a settlement on rebasing Phase II in Ontario and the Public Utilities Commission of Ohio issued its decision on Enbridge Gas Ohio’s rate case. Both outcomes are in line with our guidance. We have two more rate cases underway in Utah and North Carolina and expect that we’ll reach fair settlements in those jurisdictions with new rates effective for 2026.

"In Renewable Power, we recently sanctioned the US$0.9 billion Clear Fork Solar project which we expect to enter service in 2027 and is fully backed by a long-term offtake agreement with Meta. This project demonstrates the growing demand for renewable power from blue chip companies across North America. Looking ahead, we don’t currently expect the changes to renewable tax credits enacted in the One Big Beautiful Bill Act to impact Clear Fork or any of our other late-stage development projects.

"We’re laser focused on disciplined capital allocation. Since the acquisition of three natural gas utilities in 2024, our leverage has improved and now sits at 4.7x, below the midpoint of the Company’s target range. Our strong balance sheet, in combination with $9 to $10 billion of annual investment capacity, provides Enbridge the flexibility to execute on our $32 billion backlog and to continue to pursue the longer term $50 billion opportunity set we laid out earlier this year. Visible growth plans underpin annual expected dividend increases and positions Enbridge as a first-choice investment opportunity.”

FINANCIAL RESULTS SUMMARY

Financial results for the three and six months ended June 30, 2025 and 2024 are summarized in the table below:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(Unaudited; millions of Canadian dollars, except per share amounts; number of shares in millions)
GAAP Earnings attributable to common shareholders	2,177	1,848	4,438	3,267
GAAP Earnings per common share	1.00	0.86	2.04	1.53
Cash provided by operating activities	3,238	2,814	6,291	5,965
Adjusted EBITDA[1]	4,644	4,335	10,472	9,289
Adjusted Earnings[1]	1,418	1,248	3,660	3,203
Adjusted Earnings per common share[1]	0.65	0.58	1.68	1.50
Distributable Cash Flow[1]	2,903	2,858	6,680	6,321
Weighted average common shares outstanding	2,180	2,137	2,180	2,131

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

GAAP earnings attributable to common shareholders for the second quarter of 2025 increased by $0.3 billion, or $0.14 per share, compared with the same period in 2024. This increase was primarily due to non-cash, unrealized changes in the value of derivative financial instruments used to manage foreign exchange, interest rate and commodity price risks, partially offset by the absence in 2025 of a gain on sale from the disposition of interests in Alliance Pipeline and Aux Sable and an impairment of rate-regulated assets in Enbridge Gas Ohio. In addition, the quarterly operating performance factors discussed below contributed to higher earnings, compared to the second quarter of 2024.

The period-over-period comparability of GAAP earnings attributable to common shareholders is impacted by certain unusual, infrequent or other non-operating factors which are noted in the reconciliation schedule included in Appendix A of this news release. Refer to the Company's Management's Discussion & Analysis for Q2 2025 filed in conjunction with the quarter-end financial statements for a detailed discussion of GAAP financial results.

Adjusted EBITDA in the second quarter of 2025 increased by $0.3 billion compared with the same period in 2024. This was due primarily to contributions from the U.S. natural gas utility acquisitions (the Acquisitions), rate settlements and favorable contracting on U.S. Gas Transmission assets, and colder weather and higher distribution margin from increases in rates and customer base at Enbridge Gas Ontario. These factors were partially offset by lower volumes within the Liquid Pipelines Gulf Coast and Mid-Continent segment.

Adjusted earnings in the second quarter of 2025 increased by $0.2 billion, or $0.07 per share, compared with the same period in 2024, due to EBITDA factors discussed above and lower income tax expense mainly driven by higher investment tax credits, partially offset by higher financing costs and depreciation expense from the Acquisitions and capital investments.

DCF for the second quarter of 2025 was comparable with the same period in 2024, primarily due to EBITDA factors discussed above, offset by higher financing costs, maintenance capital expenditures related to new assets, and higher current taxes on higher earnings.

Per share metrics in 2025, relative to 2024, are impacted by the at-the-market (ATM) issuances of common shares in the second quarter of 2024 as part of the pre-funding plan for the Acquisitions.

Detailed financial information and analysis can be found below under Second Quarter 2025 Financial Results.

FINANCIAL OUTLOOK

The Company reaffirms its 2025 financial guidance for adjusted EBITDA between $19.4 billion and $20.0 billion and DCF per share between $5.50 and $5.90.

The Company also reaffirms its financial outlook presented at its Investor Day on March 4, 2025;

•
2023 to 2026 near-term growth of 7-9% for adjusted EBITDA, 4-6% for adjusted earnings per share (EPS) and approximately 3% for DCF per share; and
•
Post 2026; adjusted EBITDA, EPS and DCF per share are all expected to grow by approximately 5% annually.

Enbridge does not expect tariffs to have a material impact on our current operations or deployment of capital, though the Company will continue to monitor developments.

FINANCING UPDATE

In June 2025, Enbridge Gas Ohio issued US$0.5 billion of senior notes consisting of US$250 million of 10-year notes and US$250 million of 30-year notes. Proceeds from these offerings were used to refinance maturing debt at Enbridge Gas Ohio.

In June 2025, Enbridge issued US$2.25 billion of medium term notes consisting of US$400 million of 3-year notes, US$600 million of 5-year notes, US$900 million of 10-year notes, and US$350 million of 30-year notes. Proceeds from these offerings were used to pay down existing indebtedness, fund capital expenditures, and for general corporate purposes.

The Company's rolling 12 month Debt-to-EBITDA metric at the end of the quarter was 4.7x.

SECURED GROWTH PROJECT EXECUTION UPDATE

Enbridge added approximately $2 billion of projects to its secured growth backlog this quarter:

•
Clear Fork Solar; US$0.9B
•
North Aitken Creek expansion; $0.3B
•
Line 31 expansion of Texas Eastern Transmission; US$0.1B

Woodfibre LNG costs have been updated, along with the commercial terms to set the preferred return closer to the completion of construction, resulting in an update to Enbridge's share of the expected capital costs to be US$2.9 billion. The secured growth backlog now sits at approximately $32 billion. Financing of the secured growth program is expected to be provided entirely through the Company's anticipated $9-10 billion of annual growth capital investment capacity.

SECOND QUARTER BUSINESS UPDATES

Liquids Pipelines: Southern Illinois Connector Open Season

Enbridge has launched an open season for long-term contracted service on the proposed Southern Illinois Connector Pipeline, leveraging existing infrastructure on ETCOP (Energy Transfer Crude Oil Pipeline), to provide customers additional end-market optionality to Nederland, Texas.

The open season has been extended to August 8, 2025 based on customer feedback.

Gas Transmission: North Aitken Creek Expansion

Enbridge has sanctioned a 40 Bcf expansion of the Aitken Creek gas storage facility to support growing west coast LNG export demand. The storage expansion involves additional onsite wells, compression and facility modernization, to enhance existing withdrawal capacity and throughput. The development has been substantially de-risked under 10-year storage contracts at the facility, with capacity dedicated to ensuring availability for growing LNG demand across the west coast. Enbridge expects the project to cost approximately $0.3 billion and enter service in 2028.

Gas Transmission: Line 31 Expansion

Enbridge has sanctioned an up to 160 mmcf/d expansion of Texas Eastern Transmission Line 31, including a new lateral connection in Mississippi. The additional capacity will serve growing industrial and power demand in the region under long-term take-or-pay arrangements. Enbridge expects the project to cost approximately US$0.1 billion and enter service in 2028.

Gas Transmission: Permian and Gulf Coast Franchise Strategic Updates

On June 16, 2025, Enbridge closed the previously announced acquisition of a 10% interest in MXP, a leading natural gas infrastructure asset providing 2.5 bcf/d of Permian egress to the Katy area in the U.S. Gulf Coast region. In addition, the Company has announced the upsizing of the Traverse Pipeline from 1.75 Bcf/d to 2.5 Bcf/d, which provides bidirectional service between Agua Dulce and Katy area in Texas. The expanded scope was prompted by strong market demand and customer feedback, and enhances egress optionality across the U.S. Gulf Coast. The pipeline is expected to enter service in 2027.

Enbridge has advanced an expansion on the Southeast Supply Header Pipeline and secured a binding commitment from a southern utility to support growing industrial and data center demand in the U.S. southeast. In addition, the Company has also approved enhancements of the Tres Palacios gas storage facility to support future expansion opportunities.

Gas Transmission: Woodfibre LNG Commercial Update

Enbridge's share of the capital costs has been updated to US$2.9 billion and the preferred return is expected to be set closer to the completion of construction, de-risking Enbridge's return on capital. The project is underpinned by 15-year offtake agreements with BP Gas Marketing Limited for 100% of capacity.

Gas Transmission: Westcoast Pipeline Indigenous Investment

On July 2, 2025, Enbridge closed the previously announced transaction of a 12.5% equity interest investment in the Westcoast natural gas pipeline system by the Stonlasec8 Indigenous Alliance Limited Partnership, a group of 38 First Nations in B.C., for total proceeds of $0.7 billion. The transaction included a $400 million loan guarantee from the Canada Development Investment Corporation, marking a significant milestone in the advancement of Indigenous involvement and ownership within Canada's energy infrastructure.

Gas Distribution: Enbridge Gas Ohio Rate Case

On June 26, 2025, the Public Utilities Commission of Ohio issued an order on the Enbridge Gas Ohio base rate case. The order maintains a strong return on equity of 9.8%, an increase to the equity thickness to 51.9%, and protects existing riders that allow for efficient capital returns. In July 2025, Enbridge Gas Ohio filed an application for rehearing regarding certain aspects of the order and continues to assess legal options.

Renewable Power: Clear Fork Solar

On July 22, 2025, Enbridge announced it has sanctioned the Clear Fork Solar project, which is expected to generate approximately 600 MW of renewable power and will be located near San Antonio, Texas. Clear Fork Solar is expected to cost approximately US$0.9 billion and enter service in 2027. All generation is secured under a long-term offtake agreement with Meta Platforms, Inc.

SECOND QUARTER 2025 FINANCIAL RESULTS

GAAP Segment EBITDA and Cash Flow from Operations

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,331	2,450	4,924	4,854
Gas Transmission	1,442	2,095	2,915	3,360
Gas Distribution and Storage	510	567	2,110	1,332
Renewable Power Generation	109	138	332	395
Eliminations and Other	1,167	(155)	1,207	(797)
EBITDA[1]	5,559	5,095	11,488	9,144

Earnings attributable to common shareholders	2,177	1,848	4,438	3,267

Cash provided by operating activities	3,238	2,814	6,291	5,965

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

For purposes of evaluating performance, the Company makes adjustments to GAAP reported earnings, segment EBITDA and cash flow provided by operating activities for unusual, infrequent or other non-operating factors, which allow management and investors to more accurately compare the Company’s performance across periods, normalizing for factors that are not indicative of underlying business performance. Tables incorporating these adjustments follow below. Schedules reconciling EBITDA, adjusted EBITDA, adjusted EBITDA by segment, adjusted earnings, adjusted earnings per share and DCF to their closest GAAP equivalent are provided in the Appendices to this news release.

Adjusted EBITDA By Segment

Adjusted EBITDA generated from U.S. dollar denominated businesses was translated to Canadian dollars at a higher average exchange rate (C$1.38/US$) in the second quarter of 2025 when compared with the same quarter in 2024 (C$1.37/US$). A significant portion of U.S. dollar earnings are hedged under the Company's enterprise-wide financial risk management program. The hedge settlements are reported within Eliminations and Other.

Liquids Pipelines

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Mainline System	1,304	1,317	2,753	2,655
Regional Oil Sands System	245	243	493	470
Gulf Coast and Mid-Continent Systems[1]	348	436	733	863
Other Systems[2]	439	460	978	928
Adjusted EBITDA[3]	2,336	2,456	4,957	4,916

1
Consists of Flanagan South Pipeline, Seaway Pipeline, Gray Oak Pipeline, Cactus II Pipeline, Enbridge Ingleside Energy Center, and others.
2
Other consists of Southern Lights Pipeline, Express-Platte System, Bakken System, and others.
3
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Liquids Pipelines adjusted EBITDA decreased $120 million compared with the second quarter of 2024, primarily related to:

•
lower contributions from the Gulf Coast and Mid-Continent System due to lower volumes on the Flanagan South Pipeline and Spearhead Pipeline; and
•
lower contributions from the Bakken System due to lower volumes; partially offset by
•
the favorable effect of translating U.S. dollar earnings at a higher average exchange rate in 2025 compared to the same period in 2024.

Gas Transmission

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
U.S. Gas Transmission	1,098	891	2,269	1,840
Canadian Gas Transmission	150	98	317	294
Other[1]	136	93	237	222
Adjusted EBITDA[2]	1,384	1,082	2,823	2,356

1
Other consists of Tomorrow RNG, Gulf Offshore assets, our investment in DCP Midstream, and others.
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Gas Transmission adjusted EBITDA increased $302 million compared with the second quarter of 2024, primarily related to:

•
favorable contracting and successful rate case settlements on our U.S. Gas Transmission assets;
•
contributions from the acquisitions of an interest in the Whistler Parent JV in the second quarter of 2024 and the Delaware Basin Residue Pipeline in the fourth quarter of 2024;
•
higher volumes at the BC Pipeline and stronger utilization at the Aitken Creek Storage facility due to strong demand;
•
contributions from the Venice Extension project which entered service in the fourth quarter of 2024; and
•
the favorable effect of translating U.S. dollar earnings at a higher average exchange rate in 2025 compared to the same period in 2024.

Gas Distribution and Storage

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Enbridge Gas Ontario[1]	499	376	1,368	1,073
U.S. Gas Utilities[1]	335	178	1,050	228
Other	6	13	22	31
Adjusted EBITDA[2]	840	567	2,440	1,332

1
Enbridge Gas Inc. doing business as Enbridge Gas Ontario. U.S. Gas Utilities consist of East Ohio Gas Company (doing business as Enbridge Gas Ohio), Questar Gas Company (doing business as Enbridge Gas Utah) and Public Service Company of North Carolina (doing business as Enbridge Gas North Carolina).
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina typically follows a seasonal profile. EBITDA is generally highest in the first and fourth quarters of the year. Seasonal profiles for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina reflect greater volumetric demand during the heating season and the magnitude of the seasonal adjusted EBITDA fluctuations will vary from year-to-year in Ontario reflecting the impact of colder or warmer than normal weather on distribution volumes. Enbridge Gas Ohio's earnings are largely decoupled from volumes and less impacted by weather fluctuations. Enbridge Gas Utah and Enbridge Gas North Carolina have revenue decoupling mechanisms that are not impacted by weather or gas volume variability, but revenues are shaped to align with the seasonal usage profile. Enbridge Gas Ontario revenue is affected by weather variability.

Adjusted EBITDA for the second quarter increased $273 million compared with the second quarter of 2024 primarily related to:

•
full-quarter contributions from the Acquisitions;
•
higher distribution margin resulting from increases in rates and customer base in Enbridge Gas Ontario in addition to higher storage pricing; and
•
colder weather impacting Enbridge Gas Ontario in 2025.

When compared with the normal forecast embedded in rates, the positive impact of weather to Adjusted EBITDA for Enbridge Gas Ontario was approximately $10 million in the second quarter of 2025 compared to a negative impact of approximately $28 million in the same period of 2024.

Renewable Power Generation

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA[1]	120	147	361	426

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Renewable Power Generation adjusted EBITDA decreased $27 million compared with the second quarter of 2024 primarily related to:

•
lower contributions from European offshore wind facilities.

Eliminations and Other

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Operating and administrative recoveries	94	90	225	285
Realized foreign exchange hedge settlement (loss)/gain	(130)	(7)	(334)	(26)
Adjusted EBITDA[1]	(36)	83	(109)	259

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Operating and administrative recoveries captured in this segment reflect the cost of centrally delivered services (including depreciation of corporate assets) inclusive of amounts recovered from business units for the provision of those services. U.S. dollar denominated earnings within operating segment results are translated at average foreign exchange rates during the quarter, and the impact of settlements made under the Company's enterprise foreign exchange hedging program are captured in this corporate segment.

Eliminations and Other adjusted EBITDA decreased $119 million compared with the second quarter of 2024 due to:

•
higher realized foreign exchange losses on hedge settlements in 2025.

Distributable Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; number of shares in millions)
Liquids Pipelines	2,336	2,456	4,957	4,916
Gas Transmission	1,384	1,082	2,823	2,356
Gas Distribution and Storage	840	567	2,440	1,332
Renewable Power Generation	120	147	361	426
Eliminations and Other	(36)	83	(109)	259
Adjusted EBITDA[1,3]	4,644	4,335	10,472	9,289
Maintenance capital	(316)	(262)	(545)	(458)
Interest expense[1]	(1,202)	(1,081)	(2,449)	(2,095)
Current income tax[1]	(227)	(158)	(617)	(421)
Distributions to noncontrolling interests[1]	(95)	(88)	(195)	(166)
Cash distributions in excess of equity earnings[1]	190	142	197	238
Preference share dividends	(104)	(95)	(206)	(188)
Other receipts of cash not recognized in revenue[2]	43	8	53	36
Other non-cash adjustments	(30)	57	(30)	86
DCF[3]	2,903	2,858	6,680	6,321
Weighted average common shares outstanding[4]	2,180	2,137	2,180	2,131

1
Presented net of adjusting items.
2
Consists of cash received, net of revenue recognized, for contracts under make-up rights and similar deferred revenue arrangements.
3
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
4
Includes equity pre-funding for the Acquisitions which closed in 2024.

Second quarter 2025 DCF increased $45 million compared with the same period of 2024 primarily due to operational factors discussed above contributing to higher adjusted EBITDA, partially offset by:

•
higher debt principal mainly attributable to the Acquisitions, resulting in higher interest expense;
•
higher current taxes due to higher earnings; and
•
higher maintenance capital from the Acquisitions.

Adjusted Earnings

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
Adjusted EBITDA[1,2]	4,644	4,335	10,472	9,289
Depreciation and amortization	(1,441)	(1,317)	(2,900)	(2,551)
Interest expense[2]	(1,213)	(1,098)	(2,474)	(2,111)
Income taxes[2]	(429)	(520)	(1,138)	(1,127)
Noncontrolling interests[2]	(41)	(57)	(95)	(109)
Preference share dividends	(102)	(95)	(205)	(188)
Adjusted earnings[1]	1,418	1,248	3,660	3,203
Adjusted earnings per common share[1]	0.65	0.58	1.68	1.50

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
2
Presented net of adjusting items.

Adjusted earnings increased $170 million and adjusted earnings per share increased by $0.07 when compared with the second quarter in 2024 primarily due to higher adjusted EBITDA driven by operational factors discussed above, and:

•
lower income tax expense mainly driven by higher investment tax credits; partially offset by
•
higher debt principal mainly attributable to the Acquisitions, resulting in higher interest expense; and
•
higher depreciation from assets acquired or placed into service since the second quarter of 2024.

Per share metrics were negatively impacted by ATM issuances in the second quarter of 2024, as part of the pre-funding for the Acquisitions.

CONFERENCE CALL

Enbridge will host a conference call and webcast on August 1, 2025 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) to provide a business update and review 2025 second quarter results. Analysts, members of the media and other interested parties can access the call toll free at 1-800-606-3040. The call will be audio webcast live at https://events.q4inc.com/attendee/922909272. It is recommended that participants dial in or join the audio webcast fifteen minutes prior to the scheduled start time. A webcast replay will be available soon after the conclusion of the event and a transcript will be posted to the website. The replay will be available for seven days after the call toll-free 1-(800)-606-3040 (conference ID: 9581867).

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

DIVIDEND DECLARATION

The Board of Directors has declared the following quarterly dividends. All dividends are payable on September 1, 2025 to shareholders of record on August 15, 2025.

Dividend per share
Common Shares	$0.94250
Preference Shares, Series A	$0.34375
Preference Shares, Series B	$0.32513
Preference Shares, Series D	$0.33825
Preference Shares, Series F	$0.34613
Preference Shares, Series G1	$0.32515
Preference Shares, Series H	$0.38200
Preference Shares, Series I2	$0.30058
Preference Shares, Series L	US$0.36612
Preference Shares, Series N	$0.41850
Preference Shares, Series P	$0.36988
Preference Shares, Series R	$0.39463
Preference Shares, Series 1	US$0.41898
Preference Shares, Series 3	$0.33050
Preference Shares, Series 4[3]	$0.31696
Preference Shares, Series 5	US$0.41769
Preference Shares, Series 7	$0.37425
Preference Shares, Series 9	$0.35450
Preference Shares, Series 11	$0.34231
Preference Shares, Series 13[4]	$0.33719
Preference Shares, Series 15	$0.18644
Preference Shares, Series 19	$0.38825

1
The quarterly dividend per share paid on Preference Shares, Series G was decreased to $0.32515 from $0.34468 on June 1, 2025 due to reset on a quarterly basis.
2
The quarterly dividend per share paid on Preference Shares, Series I was decreased to $0.30058 from $0.32011 on June 1, 2025 due to reset on a quarterly basis.
3
The quarterly dividend per share paid on Preference Shares, Series 4 was decreased to $0.31696 from $0.33649 on June 1, 2025 due to reset on a quarterly basis.
4
The quarterly dividend per share paid on Preference Shares, Series 13 was increased to $0.33719 from $0.19019 on June 1, 2025 due to the reset of the annual dividend on June 1, 2025.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘believe’’, “estimate’’, ‘‘expect’’, ‘‘forecast’’, ‘‘intend’’, “likely”, ‘‘plan’’, ‘‘project’’, ‘‘target’’, and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including our strategic priorities and enablers; 2025 financial guidance and near term outlook, including projected DCF per share, EPS and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; industry and market conditions; anticipated utilization of our assets; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected DCF and DCF per share; expected future cash flows; expected shareholder returns and asset returns; expected performance of Enbridge’s businesses; financial strength, capacity and flexibility; financing costs and plans; expectations on leverage, including Debt-to EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; expected costs, benefits and in-service dates related to announced projects and projects under construction; investable capacity and capital allocation priorities; impact of weather and seasonality; expected future growth, development and expansion opportunities, including with respect to the Clear Fork Solar project, Texas Eastern Line 31 expansion, and North Aitken Creek expansion; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions, including the Acquisitions; government trade policies, as well as possible impacts of potential and announced tariffs, duties, fees, economic sanctions, or other trade measures and the timing thereof; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and proceedings and anticipated outcomes, timelines and impacts therefrom, including those relating to the Gas Distribution and Storage business.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy; anticipated utilization of our assets; exchange rates; inflation; interest rates; tariffs and trade policies; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of announced and potential acquisitions, dispositions and other transactions and projects and the anticipated benefits thereof; governmental legislation; litigation; credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EBITDA; expected earnings/ (loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; and general economic and competitive conditions. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy and the prices of these commodities are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters and decisions; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom, including the Acquisitions; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; global geopolitical conditions; political decisions; public opinion; dividend policy; changes in tax laws and tax rates; exchange rates; interest rates; inflation; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; and supply of, demand for, and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in this news release and in Enbridge’s other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

None of the information contained in, or connected to, Enbridge’s website is incorporated in or otherwise forms part of this news release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Enbridge Inc. – Media	Enbridge Inc. – Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted earnings per common share (EPS) and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP), before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by U.S. GAAP and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

APPENDIX A

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA AND ADJUSTED EARNINGS

CONSOLIDATED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,331	2,450	4,924	4,854
Gas Transmission	1,442	2,095	2,915	3,360
Gas Distribution and Storage	510	567	2,110	1,332
Renewable Power Generation	109	138	332	395
Eliminations and Other	1,167	(155)	1,207	(797)
EBITDA	5,559	5,095	11,488	9,144
Depreciation and amortization	(1,391)	(1,273)	(2,799)	(2,466)
Interest expense	(1,181)	(1,082)	(2,515)	(1,987)
Income tax expense	(666)	(739)	(1,363)	(1,125)
Earnings attributable to noncontrolling interests	(42)	(58)	(168)	(111)
Preference share dividends	(102)	(95)	(205)	(188)
Earnings attributable to common shareholders	2,177	1,848	4,438	3,267

ADJUSTED EBITDA TO ADJUSTED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
Liquids Pipelines	2,336	2,456	4,957	4,916
Gas Transmission	1,384	1,082	2,823	2,356
Gas Distribution and Storage	840	567	2,440	1,332
Renewable Power Generation	120	147	361	426
Eliminations and Other	(36)	83	(109)	259
Adjusted EBITDA	4,644	4,335	10,472	9,289
Depreciation and amortization	(1,441)	(1,317)	(2,900)	(2,551)
Interest expense	(1,213)	(1,098)	(2,474)	(2,111)
Income tax expense	(429)	(520)	(1,138)	(1,127)
Earnings attributable to noncontrolling interests	(41)	(57)	(95)	(109)
Preference share dividends	(102)	(95)	(205)	(188)
Adjusted earnings	1,418	1,248	3,660	3,203
Adjusted earnings per common share	0.65	0.58	1.68	1.50

EBITDA TO ADJUSTED EARNINGS

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars; except per share amounts)
EBITDA	5,559	5,095	11,488	9,144
Adjusting items:
Change in unrealized derivative fair value (gain)/loss	(1,323)	226	(1,481)	1,013
Employee severance costs	—	—	—	105
Gain on debt extinguishment	—	—	(25)	—
Gain on sale of assets	—	(1,092)	(114)	(1,092)
Realized hedge loss	—	—	139	—
Asset impairment	330	—	330	—
Other	78	106	135	119
Total adjusting items	(915)	(760)	(1,016)	145
Adjusted EBITDA	4,644	4,335	10,472	9,289
Depreciation and amortization	(1,391)	(1,273)	(2,799)	(2,466)
Interest expense	(1,181)	(1,081)	(2,515)	(1,986)
Income tax expense	(666)	(739)	(1,363)	(1,125)
Earnings attributable to noncontrolling interests	(42)	(58)	(168)	(111)
Preference share dividends	(102)	(95)	(205)	(188)
Adjusting items in respect of:
Depreciation and amortization	(50)	(44)	(101)	(85)
Interest expense	(32)	(17)	41	(125)
Income tax expense	237	219	225	(2)
Earnings attributable to noncontrolling interests	1	1	73	2
Adjusted earnings	1,418	1,248	3,660	3,203
Adjusted earnings per common share	0.65	0.58	1.68	1.50

APPENDIX B

NON-GAAP RECONCILIATION – ADJUSTED EBITDA TO SEGMENTED EBITDA

LIQUIDS PIPELINES

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	2,336	2,456	4,957	4,916
Change in unrealized derivative fair value gain/(loss)	33	29	38	(6)
Other	(38)	(35)	(71)	(56)
Total adjustments	(5)	(6)	(33)	(62)
EBITDA	2,331	2,450	4,924	4,854

GAS TRANSMISSION

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,384	1,082	2,823	2,356
Change in unrealized derivative fair value gain/(loss) - Commodity prices	40	—	(21)	(17)
Gain on sale of assets	—	1,063	87	1,063
Other	18	(50)	26	(42)
Total adjustments	58	1,013	92	1,004
EBITDA	1,442	2,095	2,915	3,360

GAS DISTRIBUTION AND STORAGE

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	840	567	2,440	1,332
Asset impairment	(330)	—	(330)	—
Total adjustments	(330)	—	(330)	—
EBITDA	510	567	2,110	1,332

RENEWABLE POWER GENERATION

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	120	147	361	426
Change in unrealized derivative fair value gain/(loss)	—	(26)	105	(39)
Realized hedge loss	—	—	(139)	—
Gain on sale of assets	—	29	27	29
Other	(11)	(12)	(22)	(21)
Total adjustments	(11)	(9)	(29)	(31)
EBITDA	109	138	332	395

ELIMINATIONS AND OTHER

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	(36)	83	(109)	259
Change in unrealized derivative fair value gain/(loss) - Foreign exchange	1,216	(211)	1,286	(933)
Gain on debt extinguishment	—	—	25	—
Employee severance costs	—	—	—	(105)
Other	(13)	(27)	5	(18)
Total adjustments	1,203	(238)	1,316	(1,056)
EBITDA	1,167	(155)	1,207	(797)

APPENDIX C

NON-GAAP RECONCILIATION – CASH PROVIDED BY OPERATING ACTIVITIES TO DCF

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(unaudited; millions of Canadian dollars)
Net cash provided by operating activities	3,238	2,814	6,291	5,965
Adjusted for changes in operating assets and liabilities[1]	(58)	207	841	507
	3,180	3,021	7,132	6,472
Distributions to noncontrolling interests[2]	(95)	(88)	(195)	(166)
Preference share dividends	(104)	(95)	(206)	(188)
Maintenance capital	(316)	(262)	(545)	(458)
Significant adjusting items:
Other receipts of cash not recognized in revenue	43	8	53	36
Employee severance costs, net of tax	—	—	—	91
Distributions from equity investments in excess of cumulative earnings[2]	208	197	396	476
Other items	(13)	77	45	58
DCF	2,903	2,858	6,680	6,321

1
Changes in operating assets and liabilities, net of recoveries.
2
Presented net of adjusting items.